Exhibit 99.1

FIRST KEYSTONE CORPORATION ANNOUNCES

FOURTH QUARTER DIVIDEND

Berwick, Pennsylvania –December 3, 2013 - First Keystone Corporation (OTC BB: FKYS), parent company of First Keystone Community Bank, declared a $.26 per share quarterly cash dividend to shareholders of record as of December 10, 2013, payable December 31, 2013.

Total cash dividends per share will be $1.04 as of December 31, 2013, up from $1.01 paid in 2012, an increase of 3.0%.

First Keystone Community Bank provides innovative business and personal banking products that focus on “Yesterday’s Traditions. Tomorrow’s Vision.” First Keystone Community Bank is an independently owned community bank since 1864 and presently operates offices in Columbia (5), Luzerne (7), Montour (1), and Monroe (4) counties. In the fourth quarter they expect to open an additional Luzerne County office in Shickshinny, Pennsylvania.

Inquiries regarding the purchase of the Corporation’s stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, Inc., 800-526-6397; Boenning & Scattergood, Inc., 800-883-8383; and Stifel Nicolaus & Co. Inc., 800-223-6807.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact Matthew P. Prosseda at 570-752-3671.